Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Roy V. Armes, Bradley E. Hughes, Stephen Zamansky and Jack Jay McCracken, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-8 (the “Registration Statement”) relating to the registration of 3,000,000 shares of common stock, $1.00 par value per share, of the Company, to be sold and distributed by the Company pursuant to the Company’s 2014 Incentive Compensation Plan (the “Plan”), and such other number of shares as may be issued under any anti-dilution provision of the Plan, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 6th day of June, 2014.

/s/ Roy V. Armes	/s/ Bradley E. Hughes
Roy V. Armes	Bradley E. Hughes
Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Robert W. Huber
Robert W. Huber	Thomas P. Capo
Director of External Reporting (Principal Accounting Officer)	Director

Steven M. Chapman	John J. Holland
Director	Director

John F. Meier	John H. Shuey
Director	Director

Richard L. Wambold	Robert D. Welding
Director	Director